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                                  EXHIBIT 23.2

                            Anderson Associates, LLP

                          Certified Public Accountants
                                 7621 Fitch Lane
                            Baltimore, Maryland 21236
                                  410-882-8050

     We consent to the reference to our firm under the caption "Experts" in Pre-effective Amendment No. 1 to the registration statement of Banks of the Chesapeake, Inc. on the Form SB-2 and to the incorporation of our report dated July 5, 2002, on our audits of the consolidated financial statements of Banks of the Chesapeake, M.H.C. as of March 31, 2002 and 2001, and for each of the two years in the two year period ended March 31, 2002.

                                                     /s/ Anderson Associates LLP


April 10, 2003
Anderson Associates, LLP
Baltimore, Maryland